UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

ANTERO RESOURCES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-164876-06	90-0522242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 25, 2012, Antero Resources LLC (the “Company”), through certain of its wholly owned subsidiaries, entered into a Fifth Amendment (the “Amendment”) to its Amended and Restated Credit Agreement with the lenders party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).  The Amendment primarily provides for the increase of the borrowing base under the Credit Agreement from $1.35 billion to $1.65 billion and the increase of lender commitments under the Credit Agreement from $750 million to $950 million.  In addition, the Amendment allows the Company to enter into hedging arrangements with a term of longer than 60 months, so long as (i) such hedging arrangements terminate no later than December 31, 2018 and (ii) such hedging arrangements in the aggregate do not cover more than 65% of the Company’s expected production for any period.  A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Amendment is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT	DESCRIPTION

10.1

Fifth Amendment to Fourth Amended And Restated Credit Agreement, dated as of October 25, 2012, among Antero Resources Arkoma LLC (successor by conversion of Antero Resources Corporation), Antero Resources Piceance LLC (successor by conversion of Antero Resources Piceance Corporation), Antero Resources Pipeline LLC (successor by conversion of Antero Resources Pipeline Corporation) and Antero Resources Appalachian Corporation, as Borrowers, certain subsidiaries of Borrowers, as Guarantors, the Lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent.

99.1	Antero Resources press release dated October 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES LLC

By:	/s/ Glen C. Warren, Jr.

Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: October 26, 2012

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1

Fifth Amendment to Fourth Amended And Restated Credit Agreement, dated as of October 25, 2012, among Antero Resources Arkoma LLC (successor by conversion of Antero Resources Corporation), Antero Resources Piceance LLC (successor by conversion of Antero Resources Piceance Corporation), Antero Resources Pipeline LLC (successor by conversion of Antero Resources Pipeline Corporation) and Antero Resources Appalachian Corporation, as Borrowers, certain subsidiaries of Borrowers, as Guarantors, the Lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent.

99.1	Antero Resources press release dated October 26, 2012.